UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2019

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Canal View Boulevard Suite 300 Rochester, NY	14623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on February 14, 2019, the Board of Directors of Document Security Systems, Inc. (the “Company”) elected Daniel Del Giorno as a non-executive member of the Company’s Board of Directors (the “Board”) to fill a vacancy on the Board. Mr. Del Giorno has served as the Chief Executive Officer of Advanced Cyber Security Corp. since 2012. Mr. Del Giorno has over 30 years of experience in the areas of technology development and marketing, both as an executive and a consultant, which experience the Company believes will bolster the Company’s ability to continue to develop and grow its technology licensing business. The Company, through one of its subsidiaries, intends to enter in to a technology licensing transaction with Advanced Cyber Security Corp. The licensing fee for such transaction will be a one-time $500,000 sum, payable partially in cash, and partially in the Company’s common stock. As such, Mr. Del Giorno, as Chief Executive Officer of Advanced Cyber Security Corp., will be considered by the Company to be a non-independent, non-executive Board member, and as such will not serve on any of the Board’s subcommittees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: February 15, 2019	By:	/s/ Jeffrey Ronaldi
Jeffrey Ronaldi
Chief Executive Officer